UNITED STATES

SECURITIES AND EXCHANE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 12, 2018

PETROGRESS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Ave., Suite 2110, New York, New York	10017
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: 212-376-5228

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 – Material Definitive Agreement

Petrogress, Inc. (the “Registrant”) entered into an Amendment to Employment Agreement dated January 12, 2018 with Christos P. Traios, President, Chairman and majority shareholder of the Registrant, pursuant to which Mr. Traios’ Employment Agreement dated April 1, 2016 was amended to reflect that (1) Mr. Traios’ Base Salary has been and will continue to be accrued by the Registrant until such time as either (a) the Mr. Traios is legally entitled to be gainfully employed in the United States and elects to receive payment of such accrued and payable Base Salary, or (b) such accrued and payable Base Salary is converted into Common Stock of the Registrant. The amendment also provides that Mr. Traios’ accrued and payable Base Salary may be converted at Mr. Traios’ election into Common Stock of the Registrant at a conversion price equal to the average closing price quoted on the principal trading market or securities exchange for the Registrant’s Common Stock over the 5 trading days preceding delivery of a conversion notice.

Item 9.01 -- Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

10.1

Employment Agreement dated April 1, 2016, by and between Christos P. Traios and Petrogress, Inc. (incorporated by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-K filed with the Commission on April 13, 2017)

10.2	Amendment to Employment Agreement dated January 12, 2018, by and between Christos P. Traios and Petrogress, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 12, 2018

PETROGRESS, INC.

/s/ Christos Traios
Christos Traios, President and CEO

EXHIBIT INDEX

Exhibit	Description

10.1

Employment Agreement dated April 1, 2016, by and between Christos P. Traios and Petrogress, Inc. (incorporated by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-K filed with the Commission on April 13, 2017)

10.2	Amendment to Employment Agreement dated January 12, 2018, by and between Christos P. Traios and Petrogress, Inc.